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                                  EXHIBIT 10.4

         Amended and Restated Independent Director Stock Option Plan
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                              AMENDED AND RESTATED
                      INLAND MONTHLY INCOME FUND III, INC.
                     INDEPENDENT DIRECTOR STOCK OPTION PLAN

                                   ARTICLE I
                                    GENERAL

1.1 PURPOSE:

     Inland Monthly Income Fund III, Inc., a Maryland corporation (the "Corporation"), hereby adopts this Independent Director Stock Option Plan (the "Plan"). The purpose of the Plan is to foster and promote the long-term financial success of the Corporation by attracting and retaining outstanding non-employee directors by enabling them to participate in the Corporation's growth through the granting of Options (as defined in Article II) which entitle them to purchase shares of the Company's common stock, par value $0.01 per share ("Common Stock").

1.2 PARTICIPATION:

     Only directors of the Corporation who at the time an Option is granted meet the following criteria ("Directors") shall receive an Option under the
Plan: (a) the director is not, and has not been for at least two years, an employee or officer of the Corporation or any subsidiary of the Corporation; and (b) the director is a "disinterested person" as such term is defined in Rule 16b-3 promulgated under the Securities Exchange Act of 1934 (the "Exchange Act") or any similar rule which may subsequently be in effect ("Rule 16b-3").

1.3 SHARES SUBJECT TO THE PLAN:

     Shares of Common Stock to be issued upon exercise of Options granted under the Plan may be in whole or in part from authorized but unissued shares or treasury shares of the Corporation's Common Stock. A maximum of 50,000 shares of Common Stock (the "Plan Maximum") may be issued for all purposes under the Plan (subject to adjustment pursuant to Section 3.2). Any shares of Common Stock reserved for issuance under Options which for any reason are cancelled or terminated without having been exercised shall not be counted in determining
whether the Plan Maximum has been reached.   Options for fractional shares
shall not be granted.

1.4 GENDER AND NUMBER:

     Except when otherwise indicated by the context, words in the masculine gender when used in the Plan shall include the feminine gender, the singular shall include the plural, and the plural shall include the singular.


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                                   ARTICLE II
                              STOCK OPTION AWARDS

2.1 AWARD OF STOCK OPTIONS:

     Effective on the later of the date on which a Director becomes a member of the Board of Directors with the Company or October 14, 1994, each Director who satisfies the conditions set forth in Section 1.2 will automatically be awarded a stock option (an "Initial Option" or the "Initial Options") under the Plan to purchase 3,000 (subject to adjustment pursuant to Section 3.2) shares of Common Stock. Effective on the date of each Annual Meeting, commencing with the Annual Meeting in 1995, each Director then in office who satisfies the conditions set forth in Section 1.2 will automatically be awarded a stock option (a "Subsequent Option" or the "Subsequent Options", collectively with the "Initial Options" referred to herein as an "Option" or "Options") to purchase 500 (subject to adjustment pursuant to Section 3.2) shares of Common Stock. The Options are not intended to qualify as "incentive stock options" as defined in Section 422A of the Internal Revenue Code of 1986, as amended (the "Code").

2.2 STOCK OPTION CERTIFICATES:

     The award of an Option shall be evidenced by a certificate executed by an officer of the Corporation.

2.3 OPTION PRICE:

     The purchase price of Common Stock (the "Option Price") under each Initial Option granted shall be the Fair Market Value (as defined in Section 3.5) of the Common Stock on the date of the grant, which, until the earlier of (i) the termination of the Company's offering of Common Stock which commenced on October 14, 1994 or (ii) October 14, 1996 (the "Initial Offering Period), shall be $9.05. The Option Price under each Subsequent Option granted on the date of any Annual Meeting shall be the Fair Market Value of the Common Stock on the last business day preceding the date of the Annual Meeting, provided however that during the Initial Offering Period the Option Price shall be $9.05.

2.4 EXERCISE AND TERM OF OPTIONS:

     (a) Options may be exercised by the delivery of written notice of exercise and payment of the aggregate Option Price for the shares to be purchased to the Corporate Secretary of the Corporation. The Option Price may be paid in cash (including check, bank draft or money order) or, unless in the opinion of counsel to the Corporation to do so may result in a possible violation of law, by delivery of Common Stock already owned by the Director, valued at Fair Market Value on the date of the exercise. As soon as practicable after receipt of each notice and full payment, the Corporation shall deliver to the Director a certificate or certificates representing the acquired shares of Common Stock.
     (b) Each certificate for Shares issued upon exercise of an Option, unless at the time of exercise such Shares are registered with the Securities and Exchange Commission (the

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"Commission"), under the Securities Act of 1933, as amended (the "Act"), shall bear the following legend:

      NO SALE, TRANSFER, PLEDGE OR OTHER DISPOSITION OF THESE SHARES SHALL BE MADE EXCEPT PURSUANT TO REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR PURSUANT TO AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT REGISTRATION IS NOT REQUIRED.

     Any certificate issued at any time in exchange or substitution for any certificate bearing such legend (except a new certificate issued upon completion of a public distribution pursuant to a registration statement under the Act of the securities represented thereby) shall also bear the above legend unless, in the opinion of such counsel as shall be reasonably approved by the Company, the securities represented thereby need no longer be subject to such restrictions.

     (c) A Director's Initial Option shall become exercisable: (i) 1,000 shares on the date of grant, (ii) 1,000 shares on the first anniversary of the date of grant, and (iii) 1,000 shares on the second anniversary of the date of grant (subject to Section 3.1) and shall continue to be exercisable until the first to occur of the tenth anniversary of the date of grant or three months following the date the Director ceases to be a Director. Each of a Director's Subsequent Options shall become exercisable on the second anniversary of the date on which the Subsequent Option(s) was granted (subject to Section 3.1) and shall continue to be exercisable until the first to occur of the tenth anniversary of the date on which the Subsequent Option(s) was granted or three months following the date the Director ceases to be a Director. In the event that the death or disability of the Director occurs, all outstanding Options will be exercisable by the Director (or his legal representative or designated beneficiary) for one year following the Director's death or disability, provided, however, if the Option is exercised within the first six months after it becomes exercisable, any shares of Common Stock issued on such exercise may not be sold until the six month anniversary of the date of the grant of the Option.

     (d) Notwithstanding any other terms or provisions herein to the contrary, no Option may be exercised if such exercise would jeopardize the Corporation's status as a real estate investment trust under the Code.


                                  ARTICLE III
                            MISCELLANEOUS PROVISIONS

3.1 NONTRANSFERABILITY; BENEFICIARIES:

     No Option awarded under the Plan shall be transferable by the Director otherwise than by will or, if the Director dies intestate, by the laws of descent and distribution. All Options shall be exercisable during the Director's lifetime only by the Director or his legal representative. Any transfer contrary to this Section 3.1 will nullify the Option. In the event of a Director's death prior to the exercise of any Options which were then exercisable, such Options may be



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exercised within one year after the Director's death (regardless of the expiration date of such Options under Section 2.4(b)) by the Director's beneficiary, designated as provided below or, in the absence of any such designation, his estate. Each Director may name, from time to time, any beneficiary or beneficiaries (who may be named contingently or successively) who may exercise such Options. Each designation will revoke all prior designations by such Director, will be in writing and will be effective only when filed with the Corporate Secretary of the Corporation during his lifetime.

3.2 ADJUSTMENT UPON CERTAIN CHANGES:

     (a) If the outstanding shares of Common Stock are (i) increased, decreased, or (ii) changed into, or exchanged for, a different number or kind of shares or securities of the Corporation, through a reorganization or merger in which the Corporation is the surviving entity, or through a combination, recapitalization, reclassification, stock split, stock dividend, stock consolidation or otherwise, an appropriate adjustment shall be made in the number and kind of shares that may be issued pursuant to an Option. A corresponding adjustment to the consideration payable with respect to all Options granted prior to any such change shall also be made. Any such adjustment, however, shall be made without change in the total payment, if any, applicable to the portion of the Option not exercised but with a corresponding adjustment in the price for each share.

     (b) Upon the dissolution or liquidation of the Corporation, or upon a reorganization, merger or consolidation of the Corporation with one or more corporations as a result of which the Corporation is not the surviving corporation or upon sale of all or substantially all of the Corporation's property, the Plan shall terminate, and any outstanding Options shall terminate and be forfeited. Notwithstanding the foregoing, the Board of Directors may provide in writing in connection with, or in contemplation of, any such transaction for any or all of the following alternatives (separately or in combinations): (i) for the assumption by the successor corporation of the Options theretofore granted or the substitution by such corporation for such Options of awards covering the stock of the successor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and prices; (ii) for the continuance of the Plan by such successor corporation in which event the Plan and the Options shall continue in the manner and under the terms so provided; or (iii) for the payment in cash or shares of Common Stock in lieu of and in complete satisfaction of such Options.

3.3 AMENDMENT, SUSPENSION AND TERMINATION OF PLAN:

     The Board of Directors may suspend or terminate the Plan or any portion thereof at any time and may amend it from time to time in such respects as the Board of Directors may deem advisable in order that any Options thereunder shall conform to or otherwise reflect any change in applicable laws or regulations, or to permit the Corporation or the Directors to enjoy the benefits of any change in applicable laws or regulations, or in any other respect the Board of Directors may deem to be in the best interests of the Corporation; provided, however, that no such amendment shall, without stockholder approval to the extent required by law, agreement or the rules of any exchange upon which the Common Stock may be listed or national market on



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which it may be traded:  (a) except as provided in Section 3.2, materially increase the number of shares of Common Stock which may be issued under the Plan; (b) materially modify the requirements as to eligibility for participation in the Plan; (c) materially increase the benefits accruing to Directors under the Plan; or (d) extend the termination date of the Plan. No such amendment, suspension or termination shall: (x) impair the rights of Directors under any outstanding Option without the consent of the Directors affected thereby; or (y) make any change that would disqualify the Plan, or any other plan of the Corporation intended to be so qualified, from the exemption provided by Rule 16b-3. No provision of the Plan which states the amount and price of securities to be awarded, specifies the timing of awards or sets forth the formula that determines the amount, price and timing of awards may be amended more than once every six months, except to comply with changes in the Code, or the Employee Retirement Income Security Act, as amended ("ERISA"), or the rules thereunder.

3.4 TAX WITHHOLDING:

     (a) The Corporation shall have the power to withhold, or require a Director to remit to the Corporation, an amount sufficient to satisfy any withholding or other tax due from the Corporation with respect to any amount payable and/or shares issuable under the Plan, and the Corporation may defer such payment or issuance unless indemnified to its satisfaction.

     (b) Subject to the consent of the Board of Directors, due to the exercise of an Option, a Director may make an irrevocable election (an "Election") to:
(A) have shares of Common Stock otherwise issuable hereunder withheld; or (B) tender back to the Corporation shares of Common Stock received; or (C) deliver back to the Corporation previously acquired shares of Common Stock of the Corporation having a Fair Market Value sufficient to satisfy all or part of the Director's estimated tax obligations associated with the transaction. Such Election must be made by a Director prior to the date on which the relevant tax obligation arises (the "Tax Date"). The Board of Directors may disapprove of any Election, may suspend or terminate the right to make Elections, or may provide with respect to any Option under this Plan that the right to make Elections shall not apply to such Option.

3.5 DEFINITION OF FAIR MARKET VALUE:

     The term "Fair Market Value" as it relates to Common Stock on any given date means: (a) the mean of the high and low sales prices of the Corporation's Common Stock as reported on any national exchange on which the Common Stock is traded; or (b) if the Common Stock is not listed on any national stock exchange, the mean of the high and low sales prices of the Corporation's Common Stock as reported by the National Association of Securities Dealers Automated Quotation System (or, if not so reported, by the system then regarded as the most reliable source of such quotations) or, if there are no reported sales on such date, the mean of the closing bid and asked prices as so reported; or (c) if the Common Stock is listed on a national exchange or quoted in the domestic over-the-counter market, but there are no reported sales or quotations, as the case may be, on the given date, the value determined pursuant to (a) or (b) above using the reported sale prices or quotations on the last previous date on which so



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reported; or (d) if none of the foregoing clauses apply, the fair value as determined in good faith by the Corporation's Board of Directors consistently with the provisions of Section 2.3.

3.6 PLAN NOT EXCLUSIVE:

     The adoption of the Plan shall not preclude the adoption by appropriate means of any other stock option or other incentive plan for Directors.

3.7 LISTING, REGISTRATION AND LEGAL COMPLIANCE:

     Each Option shall be subject to the requirement that if at any time counsel to the Corporation shall determine that the listing, registration or qualification thereof or of any shares of Common Stock or other property subject thereto upon any securities exchange or under any foreign, federal or state securities or other law or regulation, or the consent or approval of any governmental body or the taking of any other action to comply with or otherwise, with respect to any such law or regulation, is necessary or desirable as a condition to or in connection with the award of such Option or the issue, delivery or purchase of shares of Common Stock or other property thereunder, no such Option may be exercised or paid in Common Stock or other property unless such listing, registration, qualification, consent, approval or other action shall have been effected or obtained free of any conditions not acceptable to the Corporation, and the holder of the award will supply the Corporation with such certificates, representations and information as the Corporation shall request and shall otherwise cooperate with the Corporation in effecting or obtaining such listing, registration, qualification, consent, approval or other action. The Corporation may at any time impose any limitations upon the exercise, delivery or payment of any Option which, in the opinion of the Board of Directors, are necessary or desirable in order to cause the Plan or any other plan of the Corporation to comply with Rule 16b-3. If the Corporation as part of an offering of securities or otherwise, finds it desirable because of foreign, federal or state legal or regulatory requirements to reduce the period during which Options may be exercised, the Board of Directors may, without the holders' consent, so reduce such period on not less than 15 days written notice to the holders thereof.

3.8 RIGHTS OF DIRECTORS:

     Nothing in the Plan shall confer upon any Director any right to serve as a Director for any period of time or to continue his present or any other rate of compensation.

3.9 REQUIREMENTS OF LAW; GOVERNING LAW:

     The granting of Options under this Plan shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required. The Plan, and all agreements hereunder, shall be construed in accordance with and governed by the laws of the State of Illinois. The provisions of this Plan shall be interpreted so as to comply with the conditions or requirements of Rule 16b-3 under the Exchange Act, unless a contrary interpretation of any such provision is otherwise required by applicable law.


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